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                                                                  Exhibit 3

                          Commonwealth Energy System
                                   Form 8-K
                     For Event Reported December 30, 1998

                        Notes to Consolidated Unaudited
                   Pro Forma Condensed Financial Statements

Balance Sheet

1. The historical consolidated financial statements of Commonwealth Energy System (the Parent) and its subsidiary companies as of September 30, 1998 have been adjusted to give effect to the transaction between affiliates of Southern Energy New England, L.L.C., (Southern), a subsidiary of Southern Company, and the System's subsidiaries Canal Electric Company (Canal), Cambridge Electric Light Company (Cambridge) and Commonwealth Electric Company (Commonwealth) that occurred on December 30, 1998. On that date, Canal, Cambridge and Commonwealth sold their non-nuclear generating assets to Southern. The pro forma financial statement adjustments are based on the book value of the assets that were sold by Canal, Cambridge and Commonwealth.

        The pro forma balance sheet also reflects the repayment of long and short-term debt with proceeds from the sale of these generating assets and proceeds from the planned issuance of long-term debt by Cambridge
    ($25 million) and Canal ($60 million).

2. A reconciliation of the cash proceeds from the sale of these assets and the subsequent financing plans reflected in these financial statements is as follows:

                                                      (Dollars in thousands)

        Cash balance at September 30, 1998                    $  3,650

        Proceeds from sale                                     461,898
        Long-term debt issues                                   85,000
        Tax liability related to sale                         (148,137)
        Transaction costs                                      (23,223)
        Retirement of debt -
            Short-term                                         (89,568)
            Long-term                                          (93,918)
        Other items                                              6,688

        Pro forma cash balance at September 30, 1998          $202,390


Income Statement

        The net after-tax gain from the sale of Canal Units 1 and 2 is offset on a consolidated basis by a loss recorded by the Parent for its liability to customers of Commonwealth and Cambridge pursuant to the system's divestiture filing approved by the DTE. The net after-tax gain from the sale of Cambridge's Kendall Station facilities is reflected as a regulatory liability to Cambridge's customers pursuant to the divestiture filing.
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                                                                  Exhibit 3
                                                                 (Continued)
                          Commonwealth Energy System


    The pro forma income statement adjustments for electricity purchased for resale, transmission and fuel and other operation and maintenance represent the amounts resulting from the assets sold.

        Other operation and maintenance for the twelve months ended December 31, 1997 includes a one-time charge of $17.7 million for costs associated with a personnel reduction program implemented during the second quarter of 1997.

Summary of Significant Pro Forma Adjustments
                                                Debit             Credit
                                                 (Dollars in thousands)
Entry 1:

Cash                                            $461,898
Accumulated provision for depreciation           173,435
Property, plant and equipment                                     $252,509
Stranded investment customer liability                             396,435
Deferred tax reserve                             156,638
Accrued income taxes                                               148,136
Provision for deferred taxes                                         3,298
Miscellaneous expense                              8,407

    To record the sale of the assets, the regulatory liability that represents the net proceeds from the sale pursuant to the system's divestiture filing with the DTE, and the accrual of income taxes associated with the sale.

Entry 2:

ITC Reserve                                        2,451
Amortization of ITC                                                  2,451

Deferred tax reserve                               2,658
Provision for deferred taxes                                         2,658

To reverse excess taxes and ITC relating to generating assets that were sold.

Entry 3:

Accrued income taxes                            $148,136
Transaction costs                                 23,223
Cash                                                              $171,359

    To record the payment of income taxes and transaction costs associated with sale.

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                                                                  Exhibit 3
                                                                 (Continued)

                          Commonwealth Energy System

Entry 4:

Stranded investment customer liability           $31,775
Deferred charges                                                  $31,775

    To record a reduction in the regulatory liability to customers for transaction costs and certain revenue.

Entry 5:

Cash                                            $85,000
Long-term debt                                                    $85,000

    To record the issuance of long-term debt.

Entry 6:

Short-term notes payable                        $89,568
Long-term debt                                   93,918
Cash                                                              $183,486

    To record the retirement of long and short-term debt.


Entry 7:

Accounts Payable                                $14,085
Accounts Receivable                                               $14,085

    To reduce accounts payable and accounts receivable to reflect a more appropriate level for continuing operations.